Exhibit 10.6

Execution Version

TRANSFER AGREEMENT

This TRANSFER AGREEMENT (this “Agreement”) dated as of the 8th day of January, 2018, between MMA Capital Management, LLC (“MMAC” or “Buyer”); and MG Woodside, LLC (“Seller”), recites and provides as follows:

RECITALS:

A.            The Seller is an affiliate of Charles M. Pinckney, LLC; Johnson Holdings, LLC; and Morrison Grove CS Venture Partner, Inc. (collectively, the “MGM Principals”). The MGM Principals and MMAC have entered into a Purchase and Sale Agreement dated as of the date of this Agreement (a copy of which is attached as Exhibit A) (the “PSA”).

B.            The Seller owns and will continue to own until Closing (as defined herein) all of the issued and outstanding general partner interests (“Woodside GP Interest”) in OHC/Woodside, LTD, a Texas limited partnership (“Woodside”). Charles M. Pinckney, LLC and Johnson Holdings, LLC (the “Current Noteholders”) own the Woodside Senior Capital Advance Notes copies of which are attached hereto as Exhibit B (the “Current Notes”). Prior to Closing, the Current Noteholders will consolidate the Current Notes into a single note, in substantially the same form and on the same terms as the Current Notes (“WSCA Note”) and the WSCA Note will be transferred to Seller.

C.            Simultaneously with the execution of this Agreement, Hunt FS Holdings II, LLC, a Delaware limited liability company (together with its affiliates, "Hunt") will acquire certain assets of MMAC. MMAC shall have the right to assign its rights and obligations under this Agreement to Hunt subject to the conditions and limitations below. The Seller will allow the MMAC to designate Hunt to acquire the Woodside GP Interest and the WSCA Note, subject to the terms, conditions and limitations set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements set forth herein, and in reliance on the representations and warranties contained herein, the parties hereto hereby agree as follows:

1.	Purchase and Sale; Purchase Price.

1.1          Purchase and Sale of the Woodside GP Interest. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer, convey, assign, set over and deliver all of its right, title and interest in the Woodside GP Interest and the WSCA Note to MMAC, and MMAC agrees to purchase the Woodside GP Interest and the WSCA Note. At the request and direction of MMAC, the Sellers will convey the Woodside GP Interest and WSCA Note to Hunt and accept the Woodside Note for the Purchase Price, from Hunt as maker, as described below.

1.2          Purchase Price.

1.2.1      The aggregate purchase price for the Woodside GP Interest and the WSCA Note (the “Purchase Price”) shall be Four Million Five Hundred Thousand Dollars ($4,500,000), subject to any prorations and adjustments provided herein, and shall be paid as follows:

1.2.1.1     Note. The entire Purchase Price shall be paid at Closing in the form of a promissory note in such amount (the “Woodside Note”), payable with interest as set forth therein, in accordance with the form of the eight-year Woodside Note attached hereto as Exhibit 1.2.1.1. The Purchase Price shall be reduced dollar for dollar for every dollar by which the outstanding principal balance at Closing is less than Nine Hundred Thousand Dollars $900,000.00.

1.2.1.2     The Woodside Note will be fully assignable by Seller.

1.2.1.3     If Hunt is the Buyer at Closing, the Woodside Note shall be a 7-year note in the form attached as Exhibit 1.2.1.3-A and shall be subject to a limited guaranty by Hunt Companies, Inc. of certain bad acts. The form of the Guaranty is attached hereto as Exhibit 1.2.1.3-B. The Woodside Note, the Guaranty and any additional form of documents attached hereto in Exhibit 1.2.1.3 further evidencing and securing the Woodside Note are referred to herein as the “Loan Documents”.

2.     Allocation of Purchase Price. The parties will allocate Three Million Six Hundred Thousand Dollars $3,600,000.00 of the Purchase Price to Woodside GP Interest and Nine Hundred Thousand Dollars $900,000.00 to the WSCA Note. The parties will cooperate fully in effecting this Section 2, in reporting the transactions under this Agreement consistently with this Section 2, and in completing and filing all related forms and schedules.

3.	The Closing.

3.1          Date of Closing. The closing (the "Closing") of the Transaction contemplated under this Agreement shall be held concurrently with the Closing of the PSA (with such actual date being hereinafter referred to as the "Closing Date"). If Closing does not occur before September 30, 2019 (unless the parties mutually extend that date), this Agreement will be null and void. Closing shall take place in the offices of Buyer's attorney or at such other place as the parties may mutually agree.

3.2          Sellers’ Deliveries at Closing. The Seller shall deliver to Buyer at Closing the following:

3.2.1      Conveyance Documents. Such assignments and endorsements as Buyer reasonably requires to transfer, convey, assign and deliver the Woodside GP Interest and the WSCA Note to Buyer free and clear of all liens, claims and encumbrances, in the forms attached as Exhibit 3.2.1.

3.2.2      General Certificates. A general certificate of Seller attaching and certifying to (A) the Seller’s and Woodside’s Certificates of Organization, as amended through the Closing Date, certified as of a recent date by the Secretary of State of its jurisdiction of organization, (B) certificates of good standing for the Seller and Woodside from the Secretary of its jurisdiction of organization as of a recent date to the Closing Date, and (C) the true, correct and complete operating agreements for each of Seller and Woodside, including all amendments through the Closing Date.

3.2.3      WSCA Note. The original of the WSCA Note.

3.2.4      FIRPTA Certificate. A certificate in compliance with Treasury Regulations, certifying that each of Seller and Woodside is not a foreign person.

3.2.5      Additional Documents. Seller and Buyer shall execute such other instruments, documents or certificates as are required to be delivered or made available by either party in accordance with any of the other provisions of this Agreement or as may be reasonably required to sell, transfer, convey, assign, set over and deliver the Woodside GP Interest and the WSCA Note, or any part thereof, or to close this transaction, duly executed and, as applicable or customary, acknowledged, by Seller and/or Buyer, as applicable.

3.3          Payment at Closing. At the Closing, Buyer shall deliver to Seller the Woodside Note, and if Hunt is the Buyer, the other Loan Documents, fully executed and authorized.

4.     Representations and Warranties of Seller. The Seller hereby represents and warrants to Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

4.1          Authority. Seller has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have to the extent required been duly and validly approved by the members and managers, as the case may be, of Seller, and applicable laws and regulations. Except for such approvals and the approval and consents pursuant to full execution of this Agreement, no other proceedings or approvals on the part of such Seller are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

4.2          Litigation. Except as set forth on Exhibit 4.2, there is no pending, or to Seller’s actual knowledge, threatened, litigation or proceeding, or to the actual knowledge of the Seller any investigation currently pending against Seller or Woodside in any court, administrative, or other body. Without limitation, neither Seller nor Woodside has been charged with, or tried for, violations of any federal, state, or local law or regulation. Neither Seller nor Woodside is under any judgment, order, assessment, decree, or injunction of any court, or of any federal, state, local, or foreign governmental agency, having jurisdiction over Seller or Woodside.

4.3          Compliance with Laws. To the actual knowledge of the Seller, Woodside is in compliance with all applicable federal, state and local laws, rules, regulations and orders and is not and has not violated any laws, rules or regulations which remain uncorrected. Woodside has filed all reports that are required to be filed with any regulatory authority having jurisdiction over them, and such reports, registrations and statements are true and correct in all material respects. Woodside has obtained all licenses required to conduct its business as it is being conducted and where it is being conducted and all such licenses are in good standing.

4.4          Broker and Other Fees. Neither Woodside nor Seller has employed any investment bank, business broker or intermediary, or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions provided for in this Agreement.

4.5          Property Representations.

4.5.1      LIHTC Matters. During the time that Seller has been the general partner of Woodside, and to Seller’s actual knowledge prior to such time, (a) Woodside has operated in compliance with the low income housing tax credit (“LIHTC”) requirements of Section 42 of the Internal Revenue Code (the “Code”), (b) the investor limited partner in Woodside has not made any claim against Seller or Woodside for the payment of operating deficits incurred by Woodside or for the payment of any tax credit adjusters, nor is Seller aware of any basis for any such claims, (c) Seller has not received any notice from the Texas Department of Housing and Community Affairs that Woodside is in violation of the Code or any other requirement of the Texas Department of Housing and Community Affairs, and (d) except as shown on Exhibit 4.5.1, no claims have been asserted against Seller or Woodside pertaining to LIHTC compliance which have not been fully and completely resolved.

4.5.2      Rent Roll. Attached hereto as Exhibit 4.5.2 is a true and complete rent roll for Woodside. Except as shown on Exhibit 4.5.2, all rental payments are current, no tenant has made any material claim against Woodside which remains outstanding and which, if adversely determined, might materially adversely affect the condition (financial or otherwise) or business of Woodside or the use, value, condition or ownership of the Property, and Seller is not aware of any basis for any such claim.

4.5.3      Condemnation. Neither Seller nor Woodside has received any written notice of any pending or threatened condemnation or similar proceeding of all or any portion of Woodside’s property.

4.5.4      Zoning. Except as shown on Exhibit 4.5.4, within the past three years, neither Seller nor Woodside has received any written notice asserting (a) any material violation of any zoning, building, occupancy or similar state or local law governing the lawful use of Woodside’s property which remains unresolved, or written notice of any pending reclassification of its property under any applicable laws governing the use or occupancy thereof, and (b) any non-compliance in any material respect with any applicable laws, rules, regulations and other requirements of any governmental authorities having jurisdiction over Woodside’s property which has not been resolved.

4.5.5      Insurance. Exhibit 4.5.5 sets forth a true, correct and complete list of each insurance policy owned by Woodside or which are for its benefit, which list includes the policies’ numbers, terms, identity of insurers, amounts and coverage.  Neither Seller nor Woodside has received notice of cancellation of any such insurance policies and there have been no claims made on any such policies during the past three (3) years except as identified on Exhibit 4.5.5.

4.5.6      Seller has provided Buyer with true, correct and complete copies of all environmental audit reports which are in its possession and which relate to the property or any portion thereof (including any and all amendments, modifications and supplements thereto) and copies of all written correspondence received by Seller or Woodside relating to unresolved environmental matters for the property. To Seller’s actual knowledge, except as disclosed in any environmental reports provided by Seller to Buyer, and except for small quantities customarily used in the operation of apartment communities such as the Woodside property, (i) during Seller’s ownership of the Woodside GP Interest, no hazardous materials have been deposited on the property or removed from the property except in compliance with all applicable environmental laws, (ii) the property does not contain any hazardous materials except in compliance with all applicable environmental laws, and (iii) during Seller’s ownership of the Woodside GP Interest there have been no, and there are no, pending or threatened claims, complaints, notices, or requests for information received by Seller or Woodside in writing with respect to any alleged violation of any environmental law with respect to the property.

4.5.7      Contractor Payments. All contractors, subcontractors and materialmen engaged by or at the direction of Woodside or Seller in connection with Woodside have been paid to date in accordance with their contract terms, and each will be paid in accordance with the applicable contract prior to the Closing Date.

4.5.8      Project Documents. To Seller’s actual knowledge, neither Seller nor Woodside is in material default under any applicable loan documents, Regulatory Agreements or Extended Use Agreements applicable to the Woodside property and Seller has complied in all material respects with all of its obligations under the Woodside Partnership Agreement or any related documents.

4.5.9      Other Matters. Seller is not a “foreign person” within the meaning of Sections 897 and 1445 of the Code. It has not, at any time, reported its ownership of the Woodside GP Interest as a “listed transaction” on any of its tax returns under the rules of Code Section 6111 and within the meaning of Treasury Regulation Section 1.6011-4, nor has it, at any time, registered its ownership of any of the Woodside GP Interest as a “tax shelter” under the rules of Code Section 6111, as in effect prior to 2004, and within the meaning of Treasury Regulation Section 301.6111-2.

4.5.10    Developer Fee. All developer fees for Woodside have been paid in full.

4.6          GP Interest. The Woodside GP Interest is not represented by a certificate.

4.7          Ownership. Seller is the sole owner of the Woodside GP Interest and will at Closing be the sole owner of the WSCA Note, free and clear of all liens, claims and encumbrances.

4.8          Principal Balance. The aggregate outstanding principal balance of the Current Notes is, and at Closing the outstanding balance of the WSCA Note will be, Nine Hundred Thousand Dollars $900,000 and interest thereon is current.

4.9          Management Agreement. A copy of the Management Agreement, dated September 29, 2011, between Woodside, as owner and CAPREIT Residential Management, LLC, as manager has been provided to the Buyer. The term of the Management Agreement may extend beyond the Closing.

5.	Current Noteholders. The Current Noteholders have joined in this Agreement for the sole purpose of:

5.1          representing and warranting to the Buyer that they are the holders of 100% of the Current Notes, free and clear of all liens, claims and encumbrances and that the aggregate outstanding principal balance is Nine Hundred Thousand Dollars ($900,000); and

5.2          agreeing that they will consolidate the Current Notes into the WSCA Note and transfer the WSCA Note, in the amount of Nine Hundred Thousand Dollars ($900,000) to Seller, free of all liens, claims and encumbrances, prior to Closing.

6.	Covenants and Further Agreements.

6.1          Conduct of the Business of Woodside. From and after the date of this Agreement to the Closing Date, Seller shall cause Woodside to, and Woodside shall (i) conduct its business in substantially the same manner as in the past and in accordance with prudent business practices; (ii) maintain and keep its properties in good repair and condition; (iii) maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained; (iv) substantially perform all its obligations under material contracts, leases and documents relating to or affecting its assets, properties, and business, except such obligations as it may in good faith reasonably dispute; (v) materially comply with and perform all obligations and duties imposed upon it by all federal, state and local laws, and all rules, regulations and orders imposed by federal, state or local governmental authorities; (vi) pay any and all debts incurred in the ordinary course of business; and (vii) not engage in any transaction that is not in the ordinary course of business. Without limiting the generality of the foregoing, Seller shall cause Woodside to operate in all material respects in compliance with Section 42 of the Code.

6.2          Access to Properties and Records.

6.2.1      The Seller will afford the executive officers, employees and authorized representatives (including legal counsel, accountants and consultants) of the Buyer and Hunt, reasonable access to Woodside’s properties, books and records including, but not limited to, all books of account (including the general ledger), tax records, organizational documents, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which such party and its designated representatives may have a reasonable interest and shall make their Managers, Members, employees, agents, representatives and accountants available to confer with the other parties and their designated representatives; provided, however, that such investigations shall be conducted with reasonable prior notice in a manner so as not to unreasonably interfere with the operations of the affected party. The officers of Seller and Woodside will furnish the Buyer and Hunt and their designated representatives with such additional financial and operating data and other information as to Woodside’s business and properties as the other shall, from time to time, reasonably request. However, this disclosure shall not apply to any attorney work product and any attorney-client communications, whether subject to any right of privilege or not.

6.2.2      All information furnished by the parties previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the transaction contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the acquisition contemplated hereby and, if such acquisition shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. If the transaction contemplated hereby does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for two years from the date the proposed acquisition is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction; or (iii) disclosures in any action to enforce or defend a party’s rights under this Agreement.

6.3          Further Assistance. Subject to the terms and conditions herein provided, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, parties to this Agreement shall take all such necessary action. Nothing in this Section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with the consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

6.4          Reserved.

6.5          Disclosure Supplements. From time to time prior to the Closing Date, each party will promptly supplement or amend (by written notice to the other) its respective Exhibits delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Exhibit or which is necessary to correct any information in such Exhibits which has been rendered materially inaccurate thereby.

6.6          Further Assurances. The parties agree to execute and deliver or cause to be executed and delivered at the Closing or at other reasonable times and places such additional instruments as another party hereto may reasonably request for the purpose of carrying out this Agreement.

6.7          Expenses. Each party shall pay its own expenses and costs, including without limitation counsel fees and accounting expenses incurred in connection with the consummation of this Agreement and the transactions contemplated hereby.

6.8          Negative Covenants. Seller shall not, during the term of this Agreement, (i) permit or cause MG CAPREIT GTC Middle-Tier II, LLC (“Middle-Tier II”) to prepay that certain promissory note in the original principal amount of Three Million Three Hundred Twenty-Eight Thousand Three Hundred Four Dollars ($3,328,304) from Middle-Tier II as maker to MG CAPREIT Affordable Master, LLC as lender (the “Affordable Master”), or (ii) permit or cause (A) Woodside to prepay the corresponding back-to-back note from Woodside as maker to Middle-Tier II, as lender, or (B) Affordable Master to prepay the corresponding back-to-back note in favor of the “Workout Cost Escrow”, as defined in the Woodside Advance Repayment Agreement, dated May 1, 2013, between Column Management LLC and Morrison Grove CAPREIT, LLC, unless such prepayments under (A) and (B) are from property cash flows of Woodside.

7.     Conditions to Obligation of Buyer. The Buyer's obligations hereunder are subject to the satisfaction of each of the conditions precedent set forth in this Section 7, on or before the Closing Date. If any of such conditions precedent is not satisfied, the Buyer may elect to terminate this Agreement as provided in Section 9.

7.1          Representations and Covenants. All representations and warranties made by the Seller in this Agreement are true now, and must be true at the time of Closing, and the Seller must have performed all covenants made under this Agreement.

7.2          PSA. The PSA will have closed, or will be closing contemporaneously with the Closing of this Agreement.

7.3          Consents. Seller shall have obtained, at its sole cost and expense, all third party approvals, consents and qualifications (including, without limitation, any approvals or consents required to be obtained from Federal National Mortgage Association as lender, any agency or governmental authority, or any investor or partner of Woodside, or under any material Company contracts or loan documents) necessary to consummate the transactions provided for in this Agreement.

7.4          No Default. Seller and Buyer shall each have performed and complied with all of the covenants and conditions required by this Agreement to be performed or complied with at or prior to Closing and there shall be no default in the performance of any obligation hereunder.

7.5          Membership Interests. Seller shall be the sole owner of the Woodside GP Interest (which shall constitute 100% of the general partner interests in Woodside) and of the WSCA Note, free and clear of any liens, claims or encumbrances.

8.     Indemnification. Seller hereby releases and agrees to indemnify and hold harmless Buyer and its equity holders, employees, officers and directors, from and against any and all liabilities, claims, causes of action, losses, costs, damages or expenses (including, without limitation, reasonable accounting and legal expenses) (collectively, “Claims”) based on facts or circumstances first arising prior to the Closing.

9.     Termination. If (a) any of the conditions set forth in Section 7 have not been satisfied before September 30, 2019 or (b) the PSA is terminated in accordance with its terms, Buyer or Seller may terminate this Agreement. Upon such termination, this Agreement will be null and void.

10.    Limitation of Sellers’ Liability. Buyer (including Hunt to the extent this Agreement is assigned to Hunt) has had complete access to the books, records and operating history of Woodside. With the exception of actual monetary losses arising solely from those matters expressly set forth in this Section below or under Section 7, Seller shall have no liability to Buyer or to Hunt and there shall be no right of setoff under the Woodside Note for any matters related to Woodside or its assets, this Agreement or the transactions contemplated in this Agreement, whether arising or accruing before or after the Closing under this Agreement:

10.1        A final judgment finding that Woodside and/or Seller were guilty of actual fraud or criminal conduct;

10.2        A material breach of a representation or warranty contained in Section 4; or

10.3        A material breach of any of Seller’s covenants hereunder.

11.      Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted assigns, successors, heirs and personal representatives. Without the prior written consent of the Buyer or the Seller, the Seller or the Buyer, respectively, shall not have the right to assign this Agreement. Notwithstanding the foregoing, MMAC shall have the right to assign its rights and obligations under this Agreement to (a) any wholly-owned direct or indirect subsidiary of MMAC, or (b) Hunt; provided in each case that the assignee executes an assignment and assumption agreement in substantially the same form attached to the PSA. For the avoidance of doubt, any assignment of this Agreement or designation of rights hereunder to Hunt, shall be subject to Hunt’s written acceptance in its sole discretion.

12.     Disputes and Litigation. In the event of any dispute or litigation among the parties, including any suit related to the enforcement of any of the provisions hereof or the collection of any amount owed hereunder, the prevailing party shall be entitled to its costs and expenses, including reasonable attorney's fees and costs. The parties agree that a final judgment in any action or proceeding shall, to the extent permitted by applicable law, be conclusive and may be enforced in other jurisdictions by suit on the judgment, or in any other manner provided by applicable law related to the enforcement of judgments.

13.     Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by certified mail, postage prepaid, addressed as follows:

If to Seller:	c/o MGM Management, LLC
900 W. Platt Street, Suite 200
Tampa, Florida 33606
Attn: Charles M. Pinckney, President

With a copy to:	Spotts Fain
411 E. Franklin Street, Suite 600
Richmond, Virginia 23219
Attn: Brian R. Marron, Esq.

If to Buyer:	MMA Capital Management, LLC
3600 O'Donnell Street, Suite 600
Baltimore, Maryland 21224
Attention: Gary Mentesana

With a copy to:	Gallagher Evelius & Jones LLP
218 N Charles Street, Suite 400
Baltimore, Maryland 21201
Attn: Stephen A. Goldberg, Esq.

or to such other address as the intended recipient may have specified in a notice to the other party. Notice shall be deemed effective when sent by hand or overnight courier or when received if sent by certified mail.

14.          Entire Agreement. The exhibits hereto and the certificates and other documents to be furnished in connection herewith are an integral part of this Agreement. All understandings and agreements between the parties are merged into this Agreement which fully and completely expresses their agreements and supersedes any prior agreement or understanding relating to the subject matter, and no party has made any representations or warranties, express or implied, not herein expressly set forth. This Agreement shall not be changed or terminated except by written amendment signed by the parties hereto.

15.          Governing Law; Submission to Jurisdiction. This Agreement and the agreements contemplated hereby shall be construed in accordance with and governed by the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York, in each case, located in the county of New York, in the City of New York, New York and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

16.          Counterparts. This Agreement is executed in several counterparts, all of which taken together shall constitute one instrument.

17.          Severability. If any clause, provision or section of this Agreement shall be held illegal or invalid by any court, the illegality or invalidity of such clause, provision or section shall not affect the remainder of this Agreement which shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained in this Agreement. If any agreement or obligation contained in this Agreement is held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the respective party only to the extent permitted by law.

18.          Headings; Construction. The titles and headings of the various Sections and Subsections are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement. The parties acknowledge that they are sophisticated in business transactions and have negotiated this Agreement on advice of counsel. As such, the usual rule of construction that any ambiguities be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement and any amendments or exhibits hereto. Any pronoun used herein shall refer to any gender, either masculine, feminine or neuter, as the context requires. Singular references shall include the plural and vice versa.

19.          Amendments. This Agreement may not be amended, restated, supplemented, or otherwise modified without the prior written consent of Hunt.

20.          Submission Not an Offer. Neither the submission of this Agreement by either party, nor the reliance by either party on the terms hereof, shall constitute a contract or give either party a right to rely on the terms hereof unless and until this Agreement has been executed by all parties hereto. This Agreement shall have no force or effect until it has been executed by all parties hereto.

[Signatures to Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

SELLER:

MG Woodside, LLC

By:	/s/ Charles M. Pinckney
Its:	Authorized Signatory

BUYER:

MMA Capital Management, LLC

By:	/s/ Michael L. Falcone
Its:	CEO

The undersigned have executed this Agreement for the sole purpose of joining in the representations, warranties and agreements contained in Section 5:

CURRENT NOTEHOLDERS:

Charles M. Pinckney, LLC

By:	/s/ Charles M. Pinckney
Its:	Authorized Signatory

Johnson Holdings, LLC

By:	/s/ Mark Johnson
Its:	Managing Member